Exhibit 99.1

WesBanco Vote ENDORSEMENT_LINE SACKPACK MR A SAMPLE
DESIGNATION (IF ANY) ADD 1 000001 ADD 2
ADD 3 ADD 4
ADD 5
ADD 6
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000000000.000000 ext 000000000.000000 ext
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Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.
Votes submitted electronically must
be received by December 11, 2024 at
1:00 A.M., local time
Online
Go to www.investorvote.com/WSBC or
scan the QR code — login details are
located in the shaded bar below.
Phone
Call toll free 1-800-652-VOTE (8683) within
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Special Meeting Proxy Card
1234 5678 9012 345
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proposals — The Board of Directors recommend a vote FOR Proposals 1 – 5.
(1) To approve the Agreement and Plan of Merger dated as of July 25, 2024 (as it may be amended, supplemented or modified from time to time, the “Merger Agreement”), by and among Wesbanco, Inc. (“Wesbanco”), Wesbanco Bank, Inc., Premier Financial Corp., and Premier Bank which provides for, among other things, the merger of
Premier Financial Corp. with and into Wesbanco, with Wesbanco as the surviving entity (the “Merger”).
(3) To approve the adjournment of the Wesbanco special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Wesbanco special meeting to approve the Merger Agreement or the issuance of shares of Wesbanco common stock pursuant to the Merger Agreement in connection with the Merger.
(5) To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.
For Against Abstain
(2) To approve issuance of shares of Wesbanco common stock, par value $2.0833 per share, pursuant to the Merger Agreement in connection with the Merger.
(4) To approve the amendment of Wesbanco’s Amended and Restated Articles of Incorporation to increase the number of authorized shares of Wesbanco common stock from 100,000,000 to 200,000,000 shares.
For Against Abstain
BAuthorized Signatures — This section must be completed for your vote to count. Please date and sign below.
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
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1 UPX 630817
MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
0423OA

The Special Meeting of Stockholders of Wesbanco, Inc. will be held on Wednesday, December 11, 2024 at 12:00 Noon, local time, in the 5th Floor Board Room of the Wesbanco’s offices, One Bank Plaza, Wheeling, West Virginia, 26003.
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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
Proxy — Wesbanco, Inc.
WHEELING, WEST VIRGINIA 26003 PROXY
SPECIAL MEETING OF STOCKHOLDERS DECEMBER 11, 2024
The undersigned hereby constitutes and appoints Jeffrey H. Jackson, Daniel K. Weiss, Jr. and James C. Gardill, or any one of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the Special Meeting of the Stockholders of Wesbanco, Inc., to be held in the 5th Floor Board Room of Wesbanco’s offices located at One Bank Plaza, Wheeling, West Virginia, 26003 on Wednesday, December 11, 2024, at 12:00 Noon and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows:
Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1—5.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
(Items to be voted appear on reverse side)
CNon-Voting Items
Change of Address — Please print new address below.